                                                                     EXHIBIT 21

                                          SUBSIDIARIES OF OLSTEN CORPORATION
                                          ----------------------------------
                                                             JURISDICTION
                                                                  OF
                     SUBSIDIARY                              INCORPORATION              BUSINESS NAME
                     ----------                              -------------              -------------
The Accounts Team Limited                                     England/Wales          The Accountants Team
Administracion, Servisios y Asesorias S.A.                    Chile
Administracion y Servisios S.A.                               Chile
Adyser Consultores S.A.                                       Chile
Adyser S.A.                                                   Chile
Aurora Business & Personnel Services Inc.                     Ontario
Archangel Executive Appointments Limited                      England/Wales
Broad Pines Development Corp.                                 Delaware
Care One Health Alternatives, Inc.                            Alabama                Olsten Health Services
Care One Health Alternatives, Inc.                            North Carolina         Olsten Health Services
CCI-ASDS, Inc.                                                Delaware               Olsten Health Services
Children's Home Care LLC                                      Arizona
Chronic Health Management of California                       California             Olsten Health Services
CLD Personnel Services Limited                                Nova Scotia            Olsten Staffing Services
Co-Counsel, Inc.                                              Texas
Commonwealth Home Care, Inc.                                  Massachusetts          Olsten Health Services
Comprehensive Home Services, Inc.                             Massachusetts          Olsten Health Services
Data Vikar AS                                                 Norway
Dirka Co.                                                     Delaware
GMS, Inc.                                                     Ohio                   Olsten Staffing Services
Harvey Consultants Limited                                    England/Wales
Health Care Services Olsten Limited                           Delaware
IMI Systems Inc.                                              New York
InfoGen, Inc.                                                 Arizona                Olsten Health Services
Integrated Computer Technologies Limited                      England/Wales
Interior Health Care Services Limited                         British Columbia       Olsten Health Services
Kimberly Home Health Care, Inc.                               Missouri               Olsten Health Services
Legal Staffing, Inc.                                          Louisiana
Lifetime Corporation (UK) Limited                             England/Wales
Network Personnel Inc.                                        Ontario
New York HealthCare Services, Inc.                            New York               Olsten Health Services
Norsk Personal AS                                             Norway
Norsk Personal Benanning AS                                   Norway
Norsk Personal Rekruttering AS                                Norway
Norsk Personal Undervisning AS                                Norway
Norsk Prosjekt Konsult AS                                     Norway
Norsk Verdiskring AS                                          Norway
Office Angels Limited                                         England/Wales
Office Angels (Properties) Limited                            England/Wales
Office Angels (Recruitment) Limited                           England/Wales
Office Legals Limited                                         England/Wales
OFFiS Unternehemen fur Zeitarbeit GmbH & Co. KG               Germany
OLS Holdings, Inc.                                            New York
Olsten Certified HealthCare Corp.                             Delaware               Olsten Health Services
Olsten Chile S.A.                                             Chile
Olsten Dataset Oy                                             Finland
Olsten de Argentina S.A.                                      Argentina
Olsten de Mexico, S.A. de C.V.                                Mexico
Olsten de Puerto Rico, Inc.                                   Puerto Rico
Olsten Flying Nurses Corp.                                    Delaware
Olsten Integrated Management Services, Inc.                   Delaware
Olsten International B.V.                                     Netherlands

                                                                      EXHIBIT 21

                                          SUBSIDIARIES OF OLSTEN CORPORATION
                                          ----------------------------------
                                                             JURISDICTION
                                                                  OF
                     SUBSIDIARY                              INCORPORATION              BUSINESS NAME
                     ----------                              -------------              -------------
Olsten Kimberly QualityCare Foundation, Inc.                  Florida
Olsten Kimberly QualityCare, Inc.                             Delaware               Olsten Health Services
Olsten Latin America, Inc.                                    Delaware
Olsten Norway AS                                              Norway
Olsten of Georgia, Inc.                                       Georgia                Olsten Staffing Services
Olsten of Westchester, Inc.                                   New York               Covertemp
Olsten Personale AS                                           Denmark
Olsten Personalkraft AB                                       Sweden
Olsten Ready Office S.A.                                      Argentina
Olsten Service Corp.                                          Delaware
Olsten Services Limited                                       Ontario
Olsten Services of New York, Inc.                             New York               Olsten Health Services
Olsten Services S.A.                                          Argentina
Olsten Staffing Services IV, Inc.                             Delaware
Olsten Staffing Services V, Inc.                              Delaware
Olsten Staffing Services VI, Inc.                             Delaware
Olsten Staffing Services VII, Inc.                            Delaware
Olsten Staff, S.A. de C.V.                                    Mexico
Olsten (UK) Holdings Limited                                  England/Whales
Olsten UK Limited                                             England/Wales
OptimalCare, Inc.                                             Delaware               Olsten Health Services
Outside Counsel, Inc.                                         D.C.
Partnersfirst Management, Inc.                                Florida                Olsten Health Services
Personal Eventual de Occidente, S.A. de C.V.                  Mexico
Projobs, S.A. de C.V.                                         Mexico
Prospective Health Network, Inc.                              Delaware               Olsten Health Services
QC Medi - New York, Inc.                                      New York               Olsten Health Services
QHR Southwest Business Trust                                  Pennsylvania           Olsten Health Services
QHR Southwest Holdings Corp.                                  California             Olsten Health Services
Quality Care - USA., Inc.                                     New York               Olsten Health Services
Quality Managed Care, Inc.                                    Delaware               Olsten Health Services
Quantum Care Network, Inc.                                    Massachusetts          Olsten Health Services
Quantum Disease Management, Inc.                              Indiana                Olsten Health Services
Quantum Health Resources                                      California             Olsten Health Services
Quantum Health Resources, Inc.                                Delaware               Olsten Health Services
Quantum Health Resources Inc. (New York)                      New York               Olsten Health Services
Quantum Health Resources of Canada, Inc.                      Canada
Quantum Health Resources Southwest, L.P.                      Texas                  Olsten Health Services
Quantum Information Management Corp.                          Delaware               Olsten Health Services
Quantum Services Corp.                                        Delaware               Olsten Health Services
Resource Corporation                                          Louisiana              Olsten Health Services
Skilled Nursing Services, Inc.                                Michigan               Olsten Health Services
SPTW, Inc.                                                    Nevada                 Olsten Health Services
Stafco, Inc.                                                  Louisiana              Olsten Staffing Services
Systems Partners, Inc.                                        California
The IV Clinic, Inc.                                           Texas                  Olsten Health Services
The IV Clinic II, Inc.                                        Texas                  Olsten Health Services
The IV Clinic III, Inc.                                       Texas                  Olsten Health Services
Top Level, S.A. de C.V.                                       Mexico
Vikar Konsulent AS                                            Norway
Vistech, Inc.                                                 Virginia
York Health Services, Inc.                                    Ontario                Olsten Health Services